Exhibit 99.1

LEVI STRAUSS & CO. NEWS	CONFIDENTIAL	1155 Battery Street, San Francisco, CA 94111

For Immediate Release
Investor Contact:	Eileen VanEss, Levi Strauss & Co.
(415) 501-2477

Media Contact:	Linda Butler, Levi Strauss & Co.
(415) 501-3317

LEVI STRAUSS & CO. RETAINS ALVAREZ & MARSAL AND APPOINTS INTERIM CFO

SAN FRANCISCO (December 1, 2003) – Levi Strauss & Co.’s chief executive officer Phil Marineau today announced that he has retained the management consulting firm Alvarez & Marsal (A&M) to work with his leadership team in identifying additional actions to accelerate the company’s financial turnaround. The company also announced the appointment of Jim Fogarty of A&M as interim chief financial officer, replacing Bill Chiasson, who is leaving the company.

“I have retained Tony Alvarez and his firm based on their solid record of assisting in successful financial and operational turnarounds, including substantial experience in retail and apparel,” said Marineau. “I have asked Tony to advise me on additional strategies and actions to reduce debt and costs, while building our brands and returning the company to profitable growth. Even though our recent refinancing gives us ample liquidity, we need to continue to identify ways to be more nimble and cost competitive, and to grow revenue.”

The company’s Board of Directors endorsed both decisions announced today. Commenting on these changes, Chairman Robert Haas noted, “We fully support Phil’s decision to retain Alvarez & Marsal. Phil and his leadership team have taken many significant steps to improve the company, including completely upgrading our Levi’s® and Dockers® product lines, significantly reducing our cost of goods and successfully launching a new global brand – Levi Strauss Signature™. Leveraging Alvarez & Marsal’s experience and expertise will provide our leaders with additional perspectives on ways to strengthen our financial performance and capabilities.”

- more -

Marineau said, “In light of Bill Chiasson’s departure from the company as chief financial officer, we are bringing Jim Fogarty on board to lead the finance function. I believe Jim is an excellent fit for the interim CFO role. He has extensive experience in advising companies on complex financial matters and in building and strengthening an organization’s financial capabilities.”

Fogarty joined Alvarez & Marsal in 1994 and currently serves as a Managing Director. He has worked in a variety of management and advisory services roles in several industries, most recently serving as senior vice president and chief financial officer of The Warnaco Group. Fogarty holds a Bachelor of Arts degree in economics and computer science from Williams College, a Master of Science in accounting from the Leonard Stern School of Business at New York University and a Master of Business Administration in finance and accounting from the Leonard Stern School of Business at New York University. He also is a licensed CPA.

“Jim and I are enthusiastic about the opportunity to work with Phil and his management team to de-leverage the company, and help restore the value inherent in their portfolio of world-class brands,” said Tony Alvarez. “There is no doubt that the company is undertaking this important effort in an unusually difficult apparel environment. The underlying strength and renown of the Levi’s®, Dockers® and Levi Strauss Signature™ brands give us confidence that we can help this great company succeed in these efforts.”

Levi Strauss & Co. is one of the world’s leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi’s®, Dockers® and Levi Strauss Signature™ brands.

Alvarez & Marsal (A&M) was founded in 1983 by Tony Alvarez II and Bryan Marsal, and is a global professional services firm providing specialized problem-solving, management and advisory services to companies in need of performance improvement in specific financial and operational areas. A&M is headquartered in New York City, with 220 people in 13 offices serving the United States, Europe, Latin America and Asia. (For more information about Alvarez & Marsal, visit www.alvarezandmarsal.com or contact Rebecca Baker, 212.759.4433).

- more -

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2002, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

# # #